                                                                   EXHIBIT 4-E-1

                              HARTMARX CORPORATION

                      FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT (this ``AMENDMENT'') is dated as of August 26, 1994 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("BORROWER"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "LENDER" and collectively as "LENDERS"), GENERAL ELECTRIC CAPITAL CORPORATION as Managing Agent and Collateral Agent for Lenders ("MANAGING AGENT") and THE BANK OF NEW YORK and CONTINENTAL BANK, N.A. as co-agents and, for purposes of Section 4 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF, (collectively the "GUARANTORS"), and is made with reference to that certain Credit Agreement dated as of March 23, 1994, among Borrower, Lenders and Agent ( the "CREDIT AGREEMENT"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement).

                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                                   SECTION 1
                                   AMENDMENT

1.1  AMENDMENTS TO THE CREDIT AGREEMENT.
     ----------------------------------

     A. INTEREST PAYMENTS. Subsection 2.2C of the Credit Agreement is hereby amended to read in its entirety as follows:

          "C. INTEREST PAYMENTS. Subject to the provisions of subsections 2.2E and 2.6D, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan and at maturity (including final maturity)."

     B. COMMITMENT FEE PAYMENT DATES. Subsection 2.3A of the Credit Agreement is hereby amended by deleting the reference to "March 31, June 30, September 30 and December 31" and substituting "April 1, July 1, October 1, and January
1" therefor.

     C. MECHANICS OF ISSUANCE OF LETTERS OF CREDIT. The final proviso contained in subsection 3.1B(i) is amended to read in its entirety as follows:

     "provided further that anything to the contrary in this Agreement notwithstanding, Borrower may, with Issuing Lender's consent, electronically request the issuance of Letters of Credit by Issuing Lender, in which such event Borrower shall be deemed for all purposes hereunder and the other Loan Documents to have delivered a written Notice of Issuance of Letter of Credit hereunder."

     D. CASH MANAGEMENT SYSTEM. Subsection 5.19 of the Credit Agreement is hereby amended by inserting "and Schedule 1.1C" immediately after the second reference to "Schedule 5.19" contained therein.

     E. COLLATERAL ACCESS AGREEMENTS. Subsection 6.12 (i) of the Credit Agreement is hereby amended by deleting the proviso contained therein and substituting the following therefor:

     "; provided that on and after the 60th day following the Closing Date, the Inventory at such Remaining Locations shall not be excluded from the Borrowing Base solely as a result of the non-delivery of a Collateral Access Agreement therefor, but Collateral Agent shall reserve from availability under the Borrowing Base an amount equal to the aggregate of three months rent for all Remaining Locations for which a Collateral Access Agreement has not been delivered as of such date, rounded to the next highest multiple of $1,000,000;"

     F.   INVESTMENTS; JOINT VENTURES.

     (i) The first paragraph of Subsection 7.3 is hereby amended to read in its entirety as follows:

     "Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:"

     (ii) Subsection 7.3 is hereby further amended by amending paragraph (viii) to read in its entirety as follows:

          "(viii) Borrower and its Subsidiaries may make investments in Joint Ventures and/or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person; provided that, the aggregate of such Investments or acquisitions does not exceed $7,500,000 at any time (whether in the form of cash or fair market value of property contributed to such ventures or distributed in respect of such acquisitions);

     G.   RESTRICTED JUNIOR PAYMENTS.

     (i) Subsection 7.5 (A) of the Credit Agreement is hereby amended to read in its entirety as follows:

     "(A) an aggregate amount for any four consecutive fiscal quarter period ending as of the most recently reported fiscal quarter not to exceed the lesser of (1) the sum of (a) $10,000,000 plus (b) 25% of Consolidated Net Income for such period (or less 100% of consolidated net losses for such period, as the case may be) and (2) 50% of the Consolidated Net Income for such four consecutive fiscal quarter period, and"

     (ii) Subsection 7.5 is hereby further amended by deleting the reference to "$30,000,000" contained in subdivision (B) thereof and substituting "$22,500,000" therefor.

     H. RESTRICTIONS ON FUNDAMENTAL CHANGES; ASSETS SALES. Subsection 7.7 is hereby amended by adding the following new paragraph (vii) at the conclusion thereof (and making the appropriate grammatical corrections resulting therefrom):

          "(vii) Borrower and Subsidiaries may make the Investments, including investments in Joint Ventures, and acquisitions permitted pursuant to subsection 7.3"

                                   SECTION 2
                   BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

          (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

          (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

          (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

          (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement;

          (e) the execution of this Amendment has been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

          (f) the execution and delivery by Borrower and the Guarantors of this Amendment does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, the Certificate of Incorporation of Borrower, the Guarantors or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

                                   SECTION 3
                                   GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.


                                   SECTION 4
                                 MISCELLANEOUS


     4.1 REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

          (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     4.2 FEES AND EXPENSES. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     4.3 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     4.4 APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO COMMON LAW CONFLICTS OF LAWS PRINCIPLES.

     4.5 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     4.6 EFFECTIVENESS. This Amendment shall become effective (such date being the "EFFECTIVE DATE") upon the execution of a counterpart hereof by Requisite Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         BORROWER:

                         HARTMARX CORPORATION

                         By:    ____________________________________________
                         Name:  Wallace L. Rueckel
                         Title: Executive Vice President and Chief Financial
                                Officer

                              GUARANTORS:


                              AMERICAN APPAREL BRANDS, INC.
                              ANNISTON SPORTSWEAR CORPORATION
                              BLLTWELL COMPANY, INC.
                              BRIAR, INC.
                              C.M. CLOTHING, INC.
                              C.M. OUTLET CORP.
                              CHICAGO TROUSER COMPANY, LTD.
                              COUNTRY MISS, INC.
                              COUNTRY MISS INTERNATIONAL LIMITED
                              COUNTRY SUBURBANS, INC.
                              DIRECT ROUTE MARKETING CORPORATION
                              E-TOWN SPORTSWEAR CORPORATION
                              FAIRWOOD-WELLS, INC.
                              GLENEAGLES, INC.
                              HENRY GRETHEL APPAREL, INC.
                              HANDMACHER FASHIONS FACTORY OUTLET, INC.
                              HANDMACHER-VOGEL, INC.
                              HARTMARX INTERNATIONAL, INC.
                              HART SCHAFFNER & MARX
                              HART SERVICES, INC.
                              THOS. HEATH CLOTHES, INC.
                              HGA LICENSING, INC.
                              HICKEY-FREEMAN CO., INC.
                              HIGGINS, FRANK & HILL, INC.
                              HMXUS, INC.
                              HOOSIER FACTORIES, INCORPORATED
                              HSM UNIVERSITY, INC.
                              INTERCONTINENTAL APPAREL, INC.
                              INTERNATIONAL WOMEN'S APPAREL, INC.
                              JAYMAR-RUBY, INC.
                              JRSS, INC.
                              KUPPENHEIMER MANUFACTURING COMPANY, INC.
                              KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                              MEN'S QUALITY BRANDS, INC.
                              NATIONAL CLOTHING COMPANY, INC.
                              106 REAL ESTATE CORP.
                              RECTOR SPORTSWEAR CORPORATION
                              ROBERTS INTERNATIONAL CORPORATION

                              SALHOLD, INC.
                              SEAFORD CLOTHING CO.
                              SOCIETY BRAND, LTD.
                              ROBERT SURREY, INC.
                              TAILORED TREND, INC.
                              THORNGATE, LTD.
                              THORNGATE UNIFORMS, INC.
                              TRADE FINANCE INTERNATIONAL LIMITED
                              UNIVERSAL DESIGN GROUP, LTD.
                              WALTON MANUFACTURING COMPANY
                              M. WILE & COMPANY, INC.
                              WINCHESTER CLOTHING COMPANY
                              YORKE SHIRT CORPORATION


                              By:    _______________________________________
                              Name:  Wallace L. Rueckel
                              Title: Vice President of each of the foregoing
                                     (except for Country Miss International
                                     Limited) and a Director of Country Miss
                                     International Limited

                         LENDERS:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By:    ________________________________________________
                         Title: ________________________________________________

                         THE BANK OF NEW YORK,
                         Individually, as Co-Agent and as Issuing Lender for the Letters of Credit (other than the Existing Letters of Credit)


                         By:    _______________________________________
                         Title: _______________________________________

                         CONTINENTAL BANK N.A.
                         Individually and as Co-Agent


                         By:    ___________________________________
                         Title: ___________________________________

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         Individually and as Issuing Lender for Existing Letters of Credit


                         By:    _________________________________________
                         Title: _________________________________________

                         MANUFACTURERS AND TRADERS TRUST COMPANY


                         By:    __________________________________
                         Title: __________________________________

                         HARRIS TRUST AND SAVINGS BANK


                         By:    ____________________________________
                         Title: ____________________________________

                         THE NORTHERN TRUST COMPANY


                         By:    ____________________________________
                         Title: ____________________________________

                         CHEMICAL BANK


                         By:    __________________________________
                         Title: __________________________________

                         SANWA BUSINESS CREDIT CORPORATION


                         By:    _________________________________
                         Title: _________________________________

                                       S-12